UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ______________________
FORM 8-K
 ______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 17, 2013 (December 16, 2013)
Date of Report (date of earliest event reported)
 ______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)

(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
On December 16, 2013, the Board of Directors (the “Board”) of Transcept Pharmaceuticals, Inc. (“Transcept”) appointed Matthew M. Loar to the Board to serve as a Class II director of the Company, filling a current vacancy, until the Company’s 2014 Annual Meeting of Stockholders, effective immediately. Consistent with the Company’s compensation policy for non-employee directors, Mr. Loar will receive the following:

•
An initial option grant to purchase 25,000 shares of the Company’s Common Stock (the “Initial Grant”), with a per share exercise price equal to the closing price on NASDAQ of the Company’s Common Stock on December 16, 2013, the date of grant. The Initial Grant will vest in equal monthly installments over three years, subject to continued service on the Company’s Board, and will have a maximum term of 10 years. The Initial Grant will fully vest and become immediately exercisable upon a change-in-control of Transcept.

•	Cash payments in the aggregate amount of $40,000 per annum. Such payments shall be paid quarterly in arrears, and Mr. Loar will receive a pro-rated amount for his service for the remainder of 2013.
Transcept intends to enter into its standard form of indemnification agreement with Mr. Loar.

Item 8.01.    Other events.
Additionally, on December 16, 2013, Roumell Asset Management (“Roumell”) filed a Schedule 13D/A with the Securities and Exchange Commission stating that Roumell intends to abstain from voting in Transcept’s special meeting of stockholders scheduled for December 19, 2013.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into Items 5.02 and 8.01 of this Current Report.

Item 9.01.    Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 16, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: December 17, 2013

	By:	/s/ Leone D. Patterson
	Name:	Leone D. Patterson
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 16, 2013.